Press Release

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

Investor.relations@cott.com

COTT REPORTS FIRST QUARTER 2011 RESULTS

•	Revenue was $534 million, up 47% from the prior year. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue was flat.

•	Gross profit as a percentage of sales was 13.0% compared to 15.8%.

•	Operating income was flat at $25 million. Excluding Cliffstar integration expenses and purchase accounting adjustments, adjusted operating income was $26 million.

•	EBITDA was $47 million, compared to $39 million. Excluding Cliffstar integration expenses and purchase accounting adjustments, adjusted EBITDA was $45 million.

•

Net income and earnings per diluted share were $7 million and $0.07, respectively, compared to $12 million and $0.14, respectively. Excluding integration expenses and purchase accounting adjustments, adjusted net income and adjusted earnings per diluted share were $8 million and $0.09, respectively, compared to $11 million and $0.14, respectively.

(All information in U.S. dollars; all first quarter 2011 comparisons are relative to the first quarter of 2010. See accompanying reconciliation of non-

GAAP financial measures to the nearest comparable GAAP measures.)

TORONTO, ON and TAMPA, FL -- May 4, 2011 -- Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended April 2, 2011. First quarter 2011 revenue was $534 million compared to $363 million in the prior year period. The Cliffstar business acquired in the third quarter of 2010 contributed $166 million of the increase in revenue. Operating income was flat at $25 million. Excluding Cliffstar integration expenses and purchase accounting adjustments, adjusted operating income was $26 million. EBITDA was $47 million, compared to $39 million. Excluding Cliffstar integration expenses and purchase accounting adjustments, adjusted EBITDA was $45 million. Net income and earnings per diluted share were $7 million and $0.07, respectively, compared to $12 million and $0.14, respectively. Excluding Cliffstar integration expenses and purchase accounting adjustments, adjusted net income and adjusted earnings per diluted share were $8 million and $0.09, respectively, compared to $11 million and $0.14, respectively.

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“Our first quarter results included the impact of substantially higher commodity costs without the full benefit of higher 2011 prices, which were only in place for part of the quarter. This pricing lag eroded our gross margins, particularly in the U.S.,” commented Jerry Fowden, Cott’s Chief Executive Officer. “While commodity inflation will remain a headwind, we remain committed to doing all we can to mitigate these increases as we continue to work to successfully integrate Cliffstar and drive cash generation alongside debt reduction,” continued Mr. Fowden.

FIRST QUARTER 2011 PERFORMANCE SUMMARY

-	Filled beverage case volume increased 22% (flat excluding Cliffstar) as slightly higher volumes in North America excluding Cliffstar, higher volumes in Mexico and stable volumes in the United Kingdom / Europe operating segment (“U.K.”) were offset by lower concentrate volumes in Royal Crown International (“RCI”).

-	Revenue increased 47% (flat excluding Cliffstar and the impact of foreign exchange). Flat revenue excluding Cliffstar and the impact of foreign exchange was due to higher revenue in the U.K., driven by a positive product mix which offset lower revenue in North America during the quarter.

-	Gross profit as a percentage of sales was 13.0% (13.5% excluding Cliffstar) compared to 15.8%. The decline in gross profit was primarily attributable to the adverse impact of higher commodity and freight costs without the full benefit of higher 2011 prices, which were only in place for part of the quarter.

-	Selling, general and administrative (“SG&A”) expenses were $45 million compared to $32 million. Excluding Cliffstar and integration expenses, SG&A expenses were $36 million. The increase in SG&A excluding Cliffstar and integration expenses was driven by higher information technology costs associated with the implementation of a new SAP software system, employee related costs and professional fees.

-	Operating income was flat at $25 million. Excluding integration expenses and purchase accounting adjustments, adjusted operating income was $26 million.

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-	EBITDA was $47 million, compared to $39 million. Excluding Cliffstar integration expenses and purchase accounting adjustments, adjusted EBITDA was $45 million.

-	Cash used in operating activities was $26 million and capital expenditures were $12 million.

FIRST QUARTER 2011 OPERATING SEGMENT HIGHLIGHTS

-	North America filled beverage case volume increased 31% to 171 million cases (volume increased 1% excluding Cliffstar) and revenue increased 63% to $429 million (revenue declined 1% excluding Cliffstar and the impact of foreign exchange). Slightly higher soft drink volumes were primarily attributable to stable levels of national brand promotions during the quarter. North America operating income was flat at $21 million.

-	U.K. filled beverage case volume was flat at 39 million cases and revenue increased 8% to $86 million (revenue increased 5% excluding the impact of foreign exchange), driven by the ongoing impact of a shift in mix to higher revenue products. Sales in the energy and sports isotonic categories increased 34%. U.K. operating income was flat at $3 million.

-	Mexico volume increased 1% to 8 million cases and revenue declined 3% to $11 million from $12 million.

-	RCI concentrate volume declined 2% to 83 million cases from 84 million cases and revenue declined 7% to $8 million on a difficult comparison, as the first quarter of 2010 reflected an RCI volume increase of 72% over the first quarter of 2009.

First Quarter Conference Call

Cott Corporation will host a conference call today, May 4, 2011, at 10:00 a.m. EDT, to discuss first quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

Press Release

About Cott Corporation

Cott is the world’s largest retailer brand beverage company. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets beverage concentrates in over 40 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations and, in some cases, by excluding the impact of Cliffstar. Additionally, Cott supplements its reporting of net income, operating income and earnings per diluted share in accordance with GAAP by excluding the impact of restructuring charges, Cliffstar operating results, transaction expenses, earn-out adjustment and purchase accounting adjustments to separate the impact of these items from the underlying business. Because Cott uses these adjusted financial results in the management of its business and to understand business performance independent of the Cliffstar acquisition, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Press Release

Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott’s ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges; risks associated with the asset purchase agreement in connection with the Cliffstar acquisition; the effectiveness of Cliffstar’s system of internal control over financial reporting; significant transaction - and acquisition - related costs that Cott incurred in connection with the Cliffstar acquisition; Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; the ability of Cott to remediate identified material weaknesses; the significant amount of Cott’s outstanding debt and Cott’s ability to meet its obligations under its debt agreements; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; the impact of global financial events on Cott’s financial results; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; the impact of regulation and regulatory, investigative and legal actions; the impact of proposed taxes on soda and other sugary drinks; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; the volatility of Cott’s stock price; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; and disruptions in Cott’s information systems.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended
	April 2, 2011	April 3, 2010

Revenue, net	$534.1	$362.9
Cost of sales	464.5	305.7

Gross profit	69.6	57.2

Selling, general and administrative expenses	45.1	32.4
Loss on disposal of property, plant & equipment	-	0.2
Restructuring	-	(0.5)

Operating income	24.5	25.1

Other expense, net	0.8	1.8

Interest expense, net	14.4	6.2

Income before income taxes	9.3	17.1

Income tax expense	1.6	4.4

Net income	$7.7	$12.7

Less: Net income attributable to non-controlling interests	0.9	1.2

Net income attributed to Cott Corporation	$6.8	$11.5

Net income per common share attributed to Cott Corporation
Basic	$0.07	$0.14
Diluted	$0.07	$0.14

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.1	80.4
Diluted	95.3	80.8

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COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share amounts, U.S. GAAP)

Unaudited

	April 2, 2011	January 1, 2011
ASSETS
Current assets
Cash & cash equivalents	$35.8	$48.2
Accounts receivable, net of allowance of $7.3 ($8.3 as of January 1, 2011)	245.8	213.6
Income taxes recoverable	4.8	0.3
Inventories	223.1	215.5
Prepaid expenses and other assets	31.0	32.7

Total current assets	540.5	510.3

Property, plant & equipment	506.6	503.8
Goodwill	131.1	130.2
Intangibles and other assets	362.3	371.1
Deferred income taxes	2.2	2.5
Other tax receivable	10.1	11.3

Total assets	$1,552.8	$1,529.2

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$35.2	$7.9
Current maturities of long-term debt	5.9	6.0
Contingent consideration earn-out	32.9	32.2
Accounts payable and accrued liabilities	257.8	276.6

Total current liabilities	331.8	322.7

Long-term debt	604.4	605.5
Deferred income taxes	43.0	43.6
Other long-term liabilities	21.3	22.2

Total liabilities	1,000.5	994.0

Equity
Capital stock, no par	395.6	395.6
Treasury stock	(2.1)	(3.2)
Additional paid-in-capital	40.8	40.8
Retained earnings	113.3	106.5
Accumulated other comprehensive loss	(7.6)	(17.5)

Total Cott Corporation equity	540.0	522.2
Non-controlling interests	12.3	13.0

Total equity	552.3	535.2

Total liabilities and equity	$1,552.8	$1,529.2

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COTT CORPORATION

Consolidated Statements of Cash Flows	EXHIBIT 3

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended

	April 2, 2011	April 3, 2010
Operating Activities
Net income	$7.7	$12.7
Depreciation & amortization	23.6	15.9
Amortization of financing fees	0.9	0.5
Share-based compensation expense	1.1	0.5
Increase (decrease) in deferred income taxes	0.9	(0.1)
Loss on disposal of property, plant & equipment	-	0.2
Loss on buyback of Notes	-	0.1
Contract termination gain	-	(0.4)
Contract termination payments	-	(3.9)
Other non-cash items	0.2	3.0
Change in operating assets and liabilities:
Accounts receivable	(29.4)	(21.9)
Inventories	(6.1)	(12.7)
Prepaid expenses and other current assets	0.3	0.8
Other assets	(0.1)	(0.5)
Accounts payable and accrued liabilities	(21.9)	(3.4)
Income taxes recoverable	(2.8)	17.4

Net cash (used in) provided by operating activities	(25.6)	8.2

Investing Activities
Additions to property, plant & equipment	(12.5)	(7.6)
Additions to intangibles	-	(1.1)
Proceeds from sale of property, plant & equipment	0.1	0.1

Net cash used in investing activities	(12.4)	(8.6)

Financing Activities
Payments of long-term debt	(1.3)	(13.2)
Borrowings under ABL	99.7	58.6
Payments under ABL	(72.5)	(50.8)
Distributions to non-controlling interests	(1.5)	(1.9)
Financing fees	-	(0.2)

Net cash provided by (used in) financing activities	24.4	(7.5)

Effect of exchange rate changes on cash	1.2	0.2

Net decrease in cash & cash equivalents	(12.4)	(7.7)

Cash & cash equivalents, beginning of period	48.2	30.9

Cash & cash equivalents, end of period	$35.8	$23.2

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COTT CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended
	April 2, 2011	April 3, 2010

Revenue
North America	$428.8	$263.2
United Kingdom	86.3	79.7
Mexico	11.4	11.8
RCI	7.6	8.2

	$534.1	$362.9

Operating income (loss)
North America	$20.8	$20.9
United Kingdom	3.0	3.0
Mexico	(1.5)	(1.8)
RCI	2.2	3.0

	$24.5	$25.1

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	195.1	152.0
United Kingdom	43.5	44.5
Mexico	8.4	8.3
RCI	82.5	84.3

	329.5	289.1

Volume - 8 oz equivalent cases - Filled Beverage
North America	170.6	130.6
United Kingdom	39.1	39.2
Mexico	8.4	8.3
RCI	-	-

	218.1	178.1

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COTT CORPORATION	EXHIBIT 5

SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Geographic Region

Unaudited

	For the Three Months Ended
(in millions of U.S. dollars)	April 2, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$171.2	$165.6	$6.6	$ (0.4)	$ (0.6)
Impact of foreign exchange	(5.0)	(1.9)	(2.5)	(0.6)	-
Change excluding foreign exchange	$166.2	$163.7	$4.1	$ (1.0)	$ (0.6)
Percentage change in revenue	47%	63%	8%	-3%	-7%
Percentage change in revenue excluding foreign exchange	46%	62%	5%	-8%	-7%

Impact of Cliffstar Acquisition	(166.3)	(166.3)	-	-	-
Change excluding foreign exchange and Cliffstar Acquisition	$(0.1)	$(2.6)	$4.1	$ (1.0)	$ (0.6)
Percentage change in revenue excluding foreign exchange and Cliffstar Acquisition	0%	-1%	5%	-8%	-7%

1 Cott includes the following operating segments: North America, United Kingdom, Mexico and RCI

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COTT CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION -NON-GAAP -EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended

	April 2, 2011	April 3, 2010

Net income	$6.8	$11.5
Interest expense, net	14.4	6.2
Income tax expense	1.6	4.4
Depreciation & amortization	23.6	15.9
Net income attributable to non-controlling interests	0.9	1.2

EBITDA	$47.3	$39.2

Restructuring	-	(0.5)

Acquisition adjustments
Inventory step-down	(3.2)	-
Integration costs	0.7	-

Adjusted EBITDA	$44.8	$38.7

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COTT CORPORATION	EXHIBIT 7

SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED OPERATING INCOME

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended
	April 2, 2011	April 3, 2010

Operating income	$24.5	$25.1
Restructuring	-	(0.5)

Acquisition adjustments
Inventory step-down	(3.2)	-
Incremental amortization	4.2	-
Integration costs	0.7	-

Adjusted operating income	$26.2	$24.6

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COTT CORPORATION	EXHIBIT 8

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS PER DILUTED SHARE (EPS)

(in millions of U.S. dollars, except per share amounts)

Unaudited

	For the Three Months Ended
	April 2, 2011	April 3, 2010

Net income	$7.7	$12.7

Less: Net income attributable to non-controlling interests	0.9	1.2

Net income attributed to Cott Corporation	$6.8	$11.5

Restructuring, net of tax	-	(0.4)

Acquisition adjustments, net of tax
Inventory step-down	(2.6)	-
Incremental amortization	3.5	-
Integration costs	0.6	-

Adjusted net income attributed to Cott Corporation	$8.3	$11.1

Adjusted net income per common share attributed to Cott Corporation
Basic	$0.09	$0.14
Diluted	$0.09	$0.14

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.1	80.4
Diluted	95.3	80.8

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COTT CORPORATION	EXHIBIT 9

SUPPLEMENTAL INFORMATION - NON-GAAP - "CORE" STATEMENTS OF OPERATING INCOME AND - EBITDA

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended April 2, 2011	Cliffstar	Adjustments	Cott Excluding Acquisition "CORE"	For the Three Months Ended April 3, 2010

Revenue, net	$534.1	$166.3	$-	$367.8	$362.9
Cost of sales	464.5	146.5	-	318.0	305.7

Gross profit	69.6	19.8	-	49.8	57.2
	13.0%	11.9%	-	13.5%	15.8%

Selling, general and administrative expenses	45.1	8.2	0.7	36.2	32.4
Loss on disposal of property, plant & equipment	-	-	-	-	0.2
Restructuring	-	-	-	-	(0.5)

Operating income	$24.5	$11.6	$(0.7)	$13.6	$25.1

Depreciation and amortization	23.6	8.5	-	15.1	15.9
Other expense, net	0.8	-	-	0.8	1.8

EBITDA	$47.3	$20.1	$(0.7)	$27.9	$39.2

Restructuring	-	-	-	-	(0.5)

Acquisition adjustments
Inventory step-down	(3.2)	(3.2)	-	-	-
Integration costs	0.7	-	0.7	-	-

Adjusted EBITDA	$44.8	$16.9	$-	$27.9	$38.7

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COTT CORPORATION	EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Volume by Geographic Region
Unaudited

	For the Three Months Ended
	April 2, 2011
(in millions of 8 oz. equivalent cases)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	40.0	40.0	(0.1)	0.1	-
Impact of Cliffstar Acquisition	(39.3)	(39.3)	-	-	-
Change excluding Cliffstar Acquisition	0.7	0.7	(0.1)	0.1	-
Percentage change in filled beverage volume	22%	31%	0%	1%	0%
Percentage change in filled beverage volume excluding Cliffstar Acquisition	0%	1%	0%	1%	0%

1 Cott includes the following operating segments: North America, United Kingdom, Mexico and RCI